SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): June 6, 2001
                         Commission File Number: 0-29911


                              Caldera Systems, Inc.
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             (Exact Name of Registrant as Specified in its Charter)


                 Delaware                                87-0617393
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       (State or other jurisdiction of                (IRS Employer
       incorporation or organization)               Identification No.)


           240 West Center Street
                Orem, Utah                                   84057
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    (Address of Principal Executive Offices)               (Zip Code)


               Registrant's Telephone Number, Including Area Code:
                                 (801) 765-4999
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                                       N/A
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              (Former name, former address, and formal fiscal year,
                         if changed since last report)

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                        ITEM 9. REGULATION FD DISCLOSURE
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         The following is the script for the Conference Call discussing  Caldera
International, Inc.'s 2001 Second Quarter Earnings and expectations for the remainder of fiscal 2001 Scheduled for June 6, 2001.

                           Caldera International, Inc.
                        2001 Q2 Earnings Conference Call

Third Party:

         Good Day everyone and welcome to the Caldera International Q2, 2001 Earnings Conference Call. At this time, everyone is on "listen only" mode. Later a question and answer session will be opened. Today's call is being recorded. Participating on the call today are Ransom Love, President and Chief Executive Officer, and Robert Bench, Chief Financial Officer. Each of you should have a copy of the press release issued this morning containing our second quarter results of fiscal year 2001, which we will be discussing further in this call. If you do not have a copy, please call Kathy Martens at (801) 765-4999 so that we may send one to you immediately.

         I wish to point out to the participants on today's conference call that the information provided during this call will include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Our performance is subject to significant risks and uncertainties that could cause our actual results to differ materially from those that may be projected. Some of these risks and uncertainties may be specifically mentioned on this call. These forward-looking statements are made only as of the date of this earnings-release conference call and Caldera Systems undertakes no obligation to update or revise the projections of revenues or earnings or other forward-looking statements whether as a result of new information, future events, or otherwise. Accordingly, you should not place undue reliance on these projections of future revenue and results or other forward-looking statements known and unknown. Risks and uncertainties may cause our or our industry's actual results, level of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements, express or implied by these statements.

         For a full discussion of these and other risks, please see our Form S-4/A that went effective March 26, 2001, our Form 10-K/A dated February 28, 2001, and our Form 10-Q dated March 16, 2001, each available on www.freeedgar.com.

         I now turn the call over to Ransom Love, President and Chief Executive Officer.

Ransom Love:

         I welcome everyone to the Caldera International second quarter of fiscal year 2001 call today, and thank you for joining us. This will be the last report of results from Caldera Systems as a stand-alone entity. The genesis of Caldera International has received shareholder approval and the acquisition of the SCO Server and Professional Services Divisions and the UnixWare and OpenServer technologies was consummated on May 7.

         We believe that Linux is the most exciting technology development in the past several years, and the rapid rate of its adoption as an operating platform validates that view. Currently, IDC shows Linux as the No. 2 operating platform behind Microsoft. Our goal at Caldera International is to make Linux on industry standard hardware THE alternative business platform.

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         As a result of this  acquisition and the  integration  that has already occurred between the combined groups, we are eager to convey our message of what we have accomplished towards achieving this goal. I will itemize them for you.

FIRST:  Caldera International is Now the Only Global Linux Company

         Caldera International Inc. has now become the largest Linux company with global infrastructure that includes sales, support and marketing representation in 82 countries. We have 18 offices throughout the world, and we just announced the formation of Caldera KK with Fujitsu and Hitachi in Japan. In addition, Caldera now leads the world's largest Linux channel with 15,000+ resellers worldwide. This global infrastructure and international presence allows us to be where business needs us to be.

         Application and hardware providers can now deal with one, rather than four companies to market, support and service their Linux solutions to all major markets. This will significantly lower their costs, which is very appealing in these economic times. We believe the Linux industry will continue to consolidate to one or two players, and we feel good about the endorsements we already have from industry leaders such as Compaq, Sun, Fujitsu, and Computer Associates, with more to come.

         Caldera's global infrastructure positions the company to be able to offer one of the most comprehensive support offerings in the industry for unified UNIX and Linux for business solutions. Caldera International support centers are located in North America, Europe and the Pacific Rim and are staffed by highly skilled technical support engineers. Caldera Global Support offers 24x7 enterprise and local language support with a broad portfolio of options customized to meet the needs of partners and end users.

         In  addition,   Caldera's  Global  Professional  Services  will  assist
customers in developing and deploying unified UNIX and Linux solutions through consulting and custom engineering services.

SECOND: Caldera is the Only Linux Company that is Product-Based and Channel Friendly

         Caldera fundamentally believes that Internet infrastructure products will continue to get more, not less, complex and will require a technical specialist to be involved in the sales and management of the solutions. Caldera has chosen to leverage the technical expertise of a global network of solution providers rather than hire all of the necessary technical skills to sell direct to customers. These solutions providers include integrators for replicated sites, VARs and resellers, xSPs, and system integrators. These solutions providers sell products and/or the associated services surrounding the products as a major source of their revenues. The business model that Caldera has chosen in the Linux market is that of a product-based company that provides the tools for business computing augmented by services, for two reasons: One, it enables us to have a leveraged model of solution providers; and Two, businesses buy products and solutions not technology. Nearly all others in the Linux industry have chosen a services-based model, providing the tools for free and focusing on the services. This puts them in direct competition with the solution providers. Caldera will not compete directly with its solutions providers, but will complement their ability to provide business solutions and the associated services.

         Our resellers, are very excited about the opportunities they foresee in working together with us.

THIRD:  Caldera is the Only Linux  Company  with an  Alternative  Platform  that
Scales

         With our acquisition of UNIX technology, Caldera is uniquely positioned to focus on the high end, business to business, back office platforms with higher margins. Linux, on its own, is recognized as being very robust and stable, but cannot scale to the enterprise or data center today. Linus has recently stated that it was never his intention for Linux to move into the data center. UNIX has traditionally been used in this area. Caldera is the only company to offer a standard unified platform that allows Linux applications to scale to the enterprise utilizing the power, maturity, and stability of UNIX. It's a first. Caldera's marriage of Linux and UNIX accommodates the business customer and brings the distinctive

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competencies  of  each  platform  to  bear  on  the  most  demanding   computing
requirements. We announced the forthcoming release of Open UNIX 8 which will enable Linux applications to be deployed on top of the highly scalable UNIX kernel. The product is targeted to be available this quarter.

         In addition to technology, Caldera's "Unifying UNIX with Linux for Business" strategy succeeds in:

         1. Unifying the existing UNIX business channel with Linux as we discussed previously.

         2. Unifying the large, robust UNIX applications base with Linux; we have thousands of business applications that we will assist in migrating to the unified UNIX and Linux platform.

         3. Unifying the largest existing UNIX customer base in the world with Linux, which we will discuss next.

FOURTH:  Caldera has a Large, Active Customer Base

         Currently, our newly acquired product, OpenServer has an installed base exceeding 2 million. That gives us access to one of the largest customer bases in the world to whom we will continue to provide unified UNIX and Linux-based products and services.

         The list of customers who have endorsed Caldera International's strategy by buying our products since the announcement of the transaction includes the likes of McDonalds, Kmart, HON Industries, Goodyear, Citibank, US Army, Chrysler, Taco Bell, Nasdaq, Radio Shack, Zales, Pizza Hut, Cendant, BMW, and Pharmageste, (the largest pharmaceutical company in France). Pharmageste had moved their application to Linux but felt more comfortable deploying on OpenUNIX. They will begin to deploy over 1,200 Open UNIX servers running Linux applications.

FIFTH: Caldera was the First Linux Company to Introduce the Full Line of Management Products and Solutions

         Our leading Volution product line continues to win awards. We have increased our market lead by acquiring WhatifLinux technology from Acrylis to be called Volution Online. This technology allows MIS managers and Linux system administrators to receive software updates, software patches, updates and security alerts via the Internet. It then allows an administrator to preview the impact of software updates and new installations by simulating a virtual installation.

         We recently announced that i Mobile Computing, Inc. a leading Internet Service Provider in Korea, replaced hundreds of servers running RedHat and Windows NT with Caldera OpenLinux. To date, iMC has deployed 220 OpenLinux servers and will implement 720 more by the end of this year. iMC is managing these servers with Caldera Volution.

SIXTH:  Caldera has an experienced management team

         As a founder of Caldera, I have been involved with Linux since it's inception, which has become a rarity in the industry. The experience gained during these ensuing years allows me to know Linux technology, what works, and what doesn't. All those involved in founding Caldera come with years of experience in the IT industry. Caldera has been unique in the Linux industry because we have always focused on business and building the necessary infrastructure for Linux to be the alternative business platform. Caldera is now fulfilling the plan we began nearly seven years ago.

         David McCrabb, our chief operations officer, has over 27 years experience in the IT industry, including serving as president of the Server Software Division for SCO and senior vice president of SCO's Worldwide Sales and Operations.

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         As chief financial officer Bob Bench also has over 27 years of combined experience as a CFO and President. Bob has been instrumental in raising public, private and venture equity for early stage companies. He has successfully reorganized several financially distressed companies, participated in the completion of several IPO's and has been responsible for a number of mergers and acquisitions.

         Caldera will focus on three main business lines to meet the needs of customers: Development Products, Deployment Products, and Management Products. The leaders of the business lines are well suited for these specializations.

         Reg Broughton, previously president and CEO of Acrylis Inc., has joined Caldera as general manager and senior vice president and will lead Caldera's management initiative.

         Biff Trabor will serve as senior VP and general manager of the Server Products Group, a role he knows well having led server products management for SCO for many years.

         Rona Fulton will serve as Vice President and General Manager of developer products and services. Prior to joining Caldera International, Rona was telecommunications marketing manager for the Tarantella Division of SCO.

         Caldera recognizes that one of our challenges is to tell the world who are. We have recently hired Tim Ashby as our Vice President of Worldwide Marketing to direct the message about our strengths to the world. Tim comes to us with a strong background in international marketing, and will be well suited to bring the Caldera brand to the forefront.

         We feel we have a very seasoned management team in place with outstanding experience in their respective operations. This will allow us to execute on the economically viable business plan we have mapped.

         I'll now turn the call over to Bob to discuss in more detail our financial performance.

Bob Bench:

         Thank you. Second quarter revenue for Caldera Systems was $1.6 million. This is an increase of 17 percent over the same quarter in the prior fiscal year, and an increase of 52 percent from the previous quarter. A substantial portion of this revenue represented products from the SCO Server Division that were already being integrated into the Caldera sales network.

         Product revenue is now comprised entirely of business-to-business product sales as the Company has moved away from retail business. Service revenue represented 13 percent of total revenue and consists principally of support and education related revenue.

         The net loss, including restructuring expenses for the second quarter, was $11.7 million, or $(0.29) per common share, which included $4.3 million related to the write-down of investment compared to a net loss of $9.2 million, or $(0.32), in the same quarter in the prior fiscal year and a net loss of $9.8 million, or $(0.25) per share, for the quarter ended January 31, 2000. Total operating expenses for this quarter, exclusive of the one-time write down costs, were 14 percent below the prior quarter.

         Our balance sheet reflects total cash and available-for-sale securities of $67.2 million, reflecting a favorable position from which to drive growth. We will use approximately $25 million of this total for the SCO Divisions acquisition of which $7 million had been previously advanced to SCO in the form of a promissory note and of which $8 million will be paid to SCO in quarterly installments beginning the fifth quarter after the acquisition. One million in cash was used to acquire the WhatifLinux technology from

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Acrylis.  The  remaining  cash of $35.2 million is available to fuel our growth, absorb the SCO operations, and execute our operating objectives as described above.

         The following statements are based on current expectations. These statements are forward looking and actual results may differ materially.

         Revenue outlook:

         For the third quarter of fiscal 2001, which ends July 31, the Company expects total revenue between $18 and $20 million. For the fourth quarter revenue of fiscal 2001, we expect total revenues to be between $21 and $23 million.

         For fiscal year 2001, the Company expects total revenue between $42 and $46 million.

         These revenue expectations depend on a number of factors, including customer acceptance of new products.

         Operating loss outlook:

         For the third quarter of fiscal 2001 we expect an operating loss between $14 and $15 million. This operating loss includes $1.5 to $2 million of restructuring costs related to the SCO acquisition but excludes the amortization of intangible assets and goodwill, charges for in-process research and development, and deferred compensation which amounts to approximately $8 million. Net loss is expected to be approximately $0.40 to $0.42 per common share with weighted average common shares outstanding expected to be 56 million shares.

         For the fourth quarter of fiscal 2001 we expect an operating loss between $9 and $10 million. This operating loss excludes the amortization of intangible assets, and goodwill and deferred compensation which amounts to approximately $6.5 million. Net loss is expected to be approximately $0.27 to $0.29 per common shares with weighted average common shares outstanding expected to be 57 million shares.

         For fiscal 2001, we expect to incur an operating loss between $44 and $47 million. This operating loss includes $1.5 to $2 million of restructuring costs related to the SCO acquisition but excludes the amortization of intangible assets and goodwill, charges for in-process research and development and deferred compensation which amounts to approximately $14.5 million. Net loss is expected to be approximately $1.22 to $1.29 per common share with weighted average common shares outstanding expected to be 48 million shares.

         We will now be happy to answer any questions you may have. Thank you.

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                                   SIGNATURES
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         Pursuant to the  requirements  of Section 13 or 15(d) of the Securities
Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  June 6, 2001                      CALDERA SYSTEMS, INC.


                                          By  /s/ Robert K. Bench
                                              ----------------------------------
                                              Robert K. Bench
                                              (Chief Financial Officer Principal
                                              Financial and Accounting Officer)


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